UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 30, 2010

PALM HARBOR HOMES, INC.
(Exact name of Registrant as Specified in Charter)

Florida	0-24268	59-1036634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15303 Dallas Parkway
Suite 800
Addison, Texas 75001-4600
(972) 991-2422
(Address, including zip code, and telephone numbers,
including area code, of principal executive offices)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 30, 2010, The Nasdaq Stock Market ("Nasdaq") informed Palm Harbor Homes, Inc. (the "Company") that the Company's securities will be delisted from Nasdaq.  This decision was reached by Nasdaq under Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1 in view of the November 29, 2010 announcement of a voluntary filing by the Company and five of its domestic subsidiaries, Palm Harbor Manufacturing, L.P., Palm Harbor Albemarle, LLC, Palm Harbor Real Estate, LLC, Palm Harbor GenPar, L.L.C. and Nationwide Homes, Incorporated, for protection under Chapter 11 of the U.S. Bankruptcy Code.  The Company does not comply with the continued listing requirements under Nasdaq Listing Rules 5450(a)(1), 5450(b)(1)(c), 5450(b)(1)(d), 5450(b)(2)(a), 5450(b)(2)(c), 5450(b)(2)(d), 5450(b)(3)(c) and 5450(b)(3)(d).  Trading of the Company's common stock will be suspended at the opening of business on December 9, 2010 and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company's securities from listing and registration on Nasdaq.  The Company does not intent to review this determination by Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2010	PALM HARBOR HOMES, INC.

/s/ Larry H. Keener
Larry H. Keener
Chief Executive Officer